                                                                  Exhibit 10.16

                                                                EXECUTION COPY

                                  OFFICE LEASE

                                     between

                   MICRON CUSTOM MANUFACTURING SERVICES, INC.

                                   (Landlord)

                                   ----------

                                       and

                            MICRON ELECTRONICS, INC.

                                   ----------

                                    (Tenant)

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                                                                          Page 2


                                TABLE OF CONTENTS

      Section                                                        Page
                                                                     ----

      1.    Lease                                                      1

      2.    Term                                                       1

      3.    Rent                                                       1

      4.    Use and Condition of Premises                              2

      5.    Services                                                   3

      6.    Alterations and Liens                                      3

      7.    Insurance                                                  4

      8.    Fire or Casualty and Condemnation                          4

      9.    Indemnification                                            5

      10.   Waiver                                                     5

      11.   Assignment and Subletting                                  6

      12.   Rules and Regulations                                      6

      13.   Default and Remedies                                       6

      14.   Covenant of Quiet Enjoyment                                6

      15.   Miscellaneous                                              7

      EXHIBIT "A" DRAWING OF PREMISES                                  A-1


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                                  OFFICE LEASE

      THIS OFFICE LEASE (this "Lease") is made as of this 1st day of November, 1996, between MICRON CUSTOM MANUFACTURING SERVICES, INC., an Idaho corporation ("Landlord"), and MICRON ELECTRONICS, INC., a Minnesota corporation ("Tenant").

                                    RECITALS

      A. Landlord owns the Premises (as hereinafter defined) for use in its general corporation operations.

      B. Landlord is willing to lease the Premises to Tenant, and Tenant is willing to lease the Premises from Landlord, upon the terms and conditions set forth in this Lease.

                                LEASE OF PREMISES

      In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

      1. Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, on the terms and conditions hereinafter set forth, those premises (the "Premises") containing approximately 31,975 square feet of rentable area and depicted on the floor plan attached hereto as Exhibit "A" of the building located at 16399 Franklin Road, Nampa, Idaho 83687 (the "Building"). The Building, the land upon which it is located, and all other improvements and facilities located on such land, are hereinafter called the "Property."

      2. Term The term of this Lease (the "Term") shall be for three (3) years, commencing on November 1, 1996. Either party may elect to terminate this Lease, in whole or in part, at any time after the first year for any reason by giving the other party written notice of such election not less than ninety (90) days before the date the termination is to become effective, or such notice as shall be mutually agreeable to the parties.

      3. Rent. Tenant shall pay Landlord, upon execution of this Lease, the sum of $480,000.00 in payment of rent for the first year of the Term of this Lease. During the second and third year of the Term, Tenant shall pay rent for the Premises in the amount of $40,000.00 per month. Rent for the second and third year of this Lease shall be payable on a monthly basis, in advance, and shall be due on the first day of

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                                                                          Page 4


each month during the Term, without notice or demand.

      4. Use and Condition of Premises. Tenant shall use and occupy the Premises solely for administrative business purposes. Tenant hereby accepts the Premises in their current physical condition (i.e., "AS-IS" condition). At the expiration or other termination of this Lease, Tenant shall leave the Premises, and during the Term will keep the same, in good order and condition, ordinary wear and tear and damage by fire or other casualty excepted (other than fire or other casualty occurring through the negligence or willful act or omission of Tenant or Tenant's agents, employees, contractors or invitees); and for that purpose, Tenant shall make all necessary repairs and replacements. At the expiration or termination of this Lease, Tenant shall remove from the Premises all furniture, trade fixtures, office equipment and all other items of personal property owned and purchased by Tenant. All such items not removed from the Premises shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant or any other party and without any obligation to account therefor. Tenant shall pay Landlord all expenses incurred in connection with the disposition of such property. Tenant shall comply with all laws, rules, orders, ordinances and regulations applicable to Tenant or to the use or occupancy of the Premises.

      During its occupation of the Premises under this Lease, Tenant's employees working on the Premises shall also be entitled to use of the parking lot, cafeteria, conference rooms adjacent to the Premises and all other common areas.

      Tenant shall not bring or permit to remain in the Premises any Hazardous Substances, except ordinary office supply products used and stored in usual quantities and manner. As used in the preceding sentence, the term "Hazardous Substances" means any hazardous or toxic substances, materials or wastes, including, but not limited to, those substances, materials, and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR ss. 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. ss. 1251, et seq. (33 U.S.C. ss. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317), (ii) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq. (42 U.S.C. ss. 6903) or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601).

      Tenant shall, upon demand, pay to Landlord all costs incurred by Landlord to

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                                                                          Page 5


repair damage to the Property caused by Tenant, its agents, employees, contractors or invitees. Tenant shall not do or commit, or suffer or permit to be done or committed, any act or thing as a result of which any policy of insurance of any kind on or in connection with the Property shall become void or suspended, or any insurance risk on or in connection with the Building or any other portion of the Property shall (in the opinion of the insurer or any insurance organization) be rendered more hazardous or require payment of a greater premium. Without limiting other rights and remedies of Landlord, Tenant shall pay as additional rent the amount of any increase of premiums for such insurance resulting from any breach of this provision.

      5. Services. So long as Tenant is not in default hereunder, Landlord shall, subject to the terms and conditions hereinafter set forth, furnish or provide to the Premises (i) air conditioning, heat, and lighting twenty-four
(24) hours per day, seven days per week, in such quantity and of such quality as Landlord determines is reasonably necessary for Tenant's comfortable use and enjoyment of the Premises for its purposes; (ii) water for lavatory and drinking purposes at all times when the Premises are occupied; (iii) routine janitorial services, (iv) maintenance of the common areas of the Building and (v) security services similar to those provided to other parts of the Building.

      Electricity service and costs, real property taxes and real property insurance relating to the Premises are the obligations and expense of Landlord. Tenant's phone charges, supply costs and taxes (other than real property taxes) relating to the Premises are the obligations and expense of Tenant.

      Landlord shall not be liable for damages (by abatement of rent or otherwise) for failure to furnish or delay in furnishing any utility or service, or for any diminution in the quality or quantity thereof, where such failure or delay or diminution is occasioned, in whole or in part, by repairs or improvements; by any strike, lockout or other labor trouble; by inability to secure fuel; by governmental laws, regulations or orders; by Landlord's compliance, in whole or in part, with any government promulgated mandatory program for conservation of energy; by act or default of Tenant or other parties; or by any cause beyond Landlord's reasonable control; and such failures or delays or diminution shall not be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or excuse Tenant from paying rent or performing any of its obligations under this Lease. Landlord's obligation to furnish services shall also be further conditioned upon the availability of adequate energy and other utility sources from the public utility companies then servicing the area.

      6. Alterations and Liens. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make any material alterations, improvements or additions to the Premises. If Landlord consents to any material alterations, improvements or additions, it may impose such conditions with respect thereto as Landlord reasonably deems appropriate, including, without

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                                                                          Page 6


limitation, Landlord's approval of plans and specifications and insurance and use of Landlord's approved contractors. All alterations, additions or improvements made by Tenant and all fixtures attached to the Premises shall become the property of Landlord and remain at the Premises or, at Landlord's option, any or all of the foregoing shall be removed at the cost of Tenant before the expiration or sooner termination of this Lease and in such event Tenant shall repair all damage to the Premises caused by the installation and/or removal thereof. Tenant shall not cause or permit any signs, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Building, other than on the Premises, if the Landlord reasonably disapproves such signs, advertisements or notices. Landlord shall have the right to remove disapproved signs, advertisements or notices at Tenant's expense.

      Tenant hereby agrees to keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and to promptly notify Landlord if it learns of any such liens.

      7. Insurance. Tenant shall carry and maintain, at its sole cost and expense, a broad form comprehensive coverage policy of public liability insurance covering the Premises in an amount of not less than $1,000,000.00 per occurrence. Such policy shall be with an insurance company reasonably satisfactory and acceptable to Landlord. Upon request, Tenant shall provide Landlord with a certificate of insurance issued by the insurance company issuing such policy. Tenant may satisfy its insurance obligations hereunder by carrying such insurance under a so-called blanket policy or policies of insurance.

      8. Fire or Casualty and Condemnation. If the Premises, the Property or the Building shall be damaged by fire or other casualty and if neither party terminates this Lease, Landlord shall restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control. Landlord shall have no liability to Tenant as a result of such damage or the inability of Tenant to occupy or use the portions of the Premises so damaged. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage; provided, rent shall not abate if such damage was caused, in whole or in part, by the negligence or willful act or omission of Tenant or Tenant's agents, employees, contractors or invitees. Landlord shall have no duty to repair or restore any alterations, additions, improvements, decorations, furnishings or fixtures, except to the extent, if any, the same were provided by Landlord at the beginning of the Term.

      If the entire Premises is condemned or taken for a public or quasi-public use, this Lease shall terminate as of the date possession is to be surrendered to the condemnor. In the event of any taking or condemnation of all or any part of the Premises or the Property, Tenant shall not have any right to any portion of the amount that may be awarded as damages or paid as a result of such taking or condemnation;

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and all rights of Tenant to damages therefor are hereby assigned by Tenant to
Landlord and Tenant shall have no claim against Landlord or the condemnor for the value of the unexpired Term of this Lease.

      9. Indemnification. Tenant shall indemnify and hold Landlord, the Premises and the Property harmless from and against any and all claims, losses, damages, expenses and costs (including attorneys' fees) arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or the Building, and shall further indemnify and hold Landlord, the Property and the Premises harmless from and against any and all claims, losses, damages, expenses and costs (including attorneys' fees) arising from any breach or default in the performance of any obligation of Tenant hereunder, or arising from any negligence, act or omission of Tenant, or any of its agents, employees, invitees or licensees. In case any action or proceeding is brought against Landlord or the Premises by reason of any such claim, Tenant shall have the option to defend same at Tenant's expense with counsel reasonably satisfactory to Landlord.

      Landlord shall indemnify and hold Tenant harmless from and against any and all claims, losses, damages, expenses and costs (including attorneys' fees) arising from Landlord's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Landlord in or about the Premises or the Building, and shall further indemnify and hold Tenant harmless from and against any and all claims, losses, damages, expenses and costs (including attorneys' fees) arising from any breach or default in the performance of any obligation of Landlord hereunder, or arising from any negligence, act or omission of Landlord, or any of its agents, employees, invitees or licensees. In case any action or proceeding is brought against Tenant or the Premises by reason of any such claim, Landlord shall have the option to defend same at Landlord's expense with counsel reasonably satisfactory to Tenant.

      10. Waiver. No waiver by Landlord of any provision of this Lease shall be deemed to be a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. No delay on the part of Landlord in exercising any of its rights hereunder shall operate as a waiver of such rights or of any other right of Landlord, nor shall any delay, omission or waiver on any one occasion be deemed a waiver of the same or any other right on any other occasion, nor shall Landlord's receipt from Tenant of any sum with knowledge of any breach by Tenant of any of its covenants hereunder be deemed to be a waiver of such breach. Neither Landlord's failure to bill Tenant for any rent or other sum payable hereunder as it becomes due hereunder, nor its error in such billing or failure to provide any other documentation in connection therewith, shall operate as a waiver of Landlord's right to collect any such rent or other sum payable hereunder which may have at any time become due hereunder in the full amount to which Landlord is entitled pursuant to the

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terms and provisions hereof. Landlord's consent to or approval of any act by
Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant whether or not similar to the act so consented to or approved.

      11. Assignment and Subletting. Tenant shall not assign or convey this Lease or any interest hereunder or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such action shall be void and of no effect.

      12. Rules and Regulations. Tenant shall observe and comply with the then current rules and regulations of Landlord relating to the Property and Premises. Such rules and regulations may be deleted, amended or supplemented by Landlord from time to time with such other rules and regulations as Landlord may reasonably adopt for the safety, care, and cleanliness of the Building and the Property and the facilities thereof, or the preservation of good order therein.

      13. Default and Remedies. If Tenant fails to pay when due any rent or other sum payable by Tenant under this Lease, or if Tenant fails to observe or perform any of the other covenants or conditions in this Lease and such failure continues for more than thirty (30) days after Landlord provides written notice to Tenant thereof, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, Landlord may treat the same as a breach of this Lease, and thereupon at its option may, without notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein: (a) Landlord may terminate this Lease and the Term, in which event Landlord may immediately repossess the Premises by legal proceedings and Landlord shall be entitled to recover from Tenant all rent and other sums payable hereunder, all costs incurred by Landlord to recover the Premises and all other costs, expenses and damages suffered or incurred by Landlord by reason of Tenant's default together with interest on all of the foregoing amounts at the rate of 15 percent per annum from the date such amounts first became due until paid; or (b) Landlord may (but shall not be obligated to) cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys' fees and court costs, together with interest at 15 percent per annum from the dates of Landlord's incurring of such costs or expenses until paid.

      All remedies available to Landlord hereunder and otherwise available at law or in equity shall be cumulative and concurrent. The failure of Landlord to insist upon strict performance of the covenants and conditions of this Lease shall not be construed as a waiver of Landlord's right to thereafter enforce the same strictly according to the tenor thereof in the event of a continuing or subsequent default. In the event of any

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                                                                          Page 9


litigation between Landlord or Tenant arising out of or in connection with this Lease, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

      14. Covenant of Quiet Enjoyment. Upon Tenant paying the rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord, subject, however, to the provisions of this Lease and to any mortgages encumbering the Property.

      15. Miscellaneous.

            (a) Headings and Definitions. The Section headings contained in this Lease are for convenience of reference only and do not in any way govern the construction thereof. The terms "Landlord" and "Tenant" as used herein shall include the plural as well as the singular, and the neuter shall include the masculine and feminine genders. The words "person" and "persons" whenever used shall include individuals, firms, associations and corporations.

            (b) Covenants and Agreements - Time of the Essence. Each of Tenant's covenants and agreements herein contained are independent and not dependent on Landlord's performance of its obligations hereunder, and the time of the performance of each is of the essence of this Lease.

            (c) Entire Agreement: Amendments. This Lease and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or supplemented except by an agreement in writing signed by the party or parties to be bound thereby.

            (d) Governing Law; Partial Invalidity. This Lease shall be governed and construed in accordance with the laws of the State of Idaho, without regard to its conflict of laws provisions. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

            (e) Notices. All notices to be given under this Lease shall be in writing and delivered personally or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows, or to such other address as the party to whom such notice is to be given has specified to the

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other party by notice given in the manner provided for in this subsection (e):

            If to Landlord:

            MICRON CUSTOM MANUFACTURING SERVICES, INC.
            16399 Franklin Road
            Nampa, Idaho  83687
            Attn:  Chief Financial Officer

            If to Tenant:

            MICRON ELECTRONICS, INC.
            900 East Karcher Road
            Nampa, Idaho  83687
            Attn:  General Counsel

A notice required or permitted to be given pursuant to this subsection (e) shall be deemed effective either upon personal delivery, or receipt thereof when deposited in the United States mail. A copy of all notices to be given to Landlord hereunder shall be concurrently transmitted by Tenant to any additional party hereafter designated by a notice from Landlord to Tenant. Notwithstanding the foregoing, if either party refuses to accept or sign the return receipt for any notice tendered to it pursuant to this subsection (e), such notice shall be deemed effective when tendered for delivery.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

LANDLORD:                               TENANT:


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                                                                  EXECUTION COPY

                            AMENDMENT TO OFFICE LEASE

                                     between

                                   MCMS, INC.
                                   (Landlord)

                                       and

                            MICRON ELECTRONICS, INC.
                                    (Tenant)

                            AMENDMENT TO OFFICE LEASE

      THIS AMENDMENT TO OFFICE LEASE (this "Amendment") is made as of this 26 day of February, 1998, between MCMS, INC., an Idaho corporation ("Landlord"), and MICRON ELECTRONICS, INC., a Minnesota corporation ("Tenant").

                                    RECITALS

      A. Landlord and Tenant are parties to that certain Office Lease dated as of November 1, 1996 (the "Lease") covering the Premises.

      B. Landlord and Tenant desire to amend, pursuant to this Amendment, certain terms and conditions set forth in the Lease.

      C. All of the capitalized terms used herein but not defined shall have the meaning ascribed to them in the Lease.

      In exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

      1. Term. The Term of the Lease, originally scheduled to expire on October 31, 1999, shall hereafter be amended such that Tenant shall have the right to remain in possession of the Premises until December 31, 1998, subject to paragraph 2 hereof.

      2. Early Termination. Tenant shall have the right, upon thirty (30) days' written notice to the Landlord, to terminate the Lease prior to the scheduled termination date of December 31, 1998.

      3. Bullpen Area. Upon ninety (90) days' written notice by the Landlord, Tenant agrees to vacate the space it currently occupies in the bullpen area of Landlord's accounting area (approximately 3,625 square feet noted on Exhibit A to the Lease as cross-hatched areas marked "520 sq. ft." and "3105 sq. ft.") in the Premises.

      4. Rent. During the Term, Tenant shall continue to pay rent for the Premises in the amount of $40,000.00 per month. Rent shall be payable on a monthly basis, in advance, and shall be due on the first day of each month during the Term, without notice or demand.

      5. Shilo Property.

            a. At any time after March 31, 1998, and upon sixty (60) days' written notice to Tenant, Landlord shall be entitled to occupy (upon the execution of a sublease agreement between Tenant and Landlord (the "Sublease") with customary terms and conditions consistent with the terms and conditions of the Office/Warehouse Lease between Tenant and Ronald W. Van Auker, dated as of May 1, 1996, covering certain real property located at 1400 Shilo Drive, Nampa, Idaho (the "Shilo Property")) approximately 24,000 square feet of space currently leased by Tenant at the Shilo Property, with respect to which Tenant warrants its ability to sublease to Landlord.

            b. Landlord must give Tenant thirty (30) days' written notice of its intent to terminate the Sublease.

            c. Landlord shall pay all fees, expenses and rent associated with its occupancy of the Shilo Property (which fees, expenses and rent shall be no greater than the amounts Tenant, as of February 1, 1998, was obligated to pay under its lease of the Shilo Property).

            d. Tenant shall be obligated to pay up to $35,000.00 in start-up/upfit and relocation expenses (whether to or from the Shilo Property) associated with the Landlord's occupancy of the Shilo Property.

      6. Additional Space.

            a. After receiving a written request from Landlord and prior to Tenant vacating the Premises, Tenant will use its reasonable best efforts to assist the Landlord in locating up to 12,000 additional square feet (at Landlord's discretion) of space in Nampa, Idaho (the "Additional Space").

            b. Landlord shall pay all fees, expenses and rent of any kind associated with its occupancy of the Additional Space.

      7. Full Force and Effect. All other terms and conditions of the Lease shall remain in full force and effect.

                  (remainder of page left intentionally blank)


                                      -2-
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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



LANDLORD:                                       TENANT:

MCMS, Inc.                                      Micron Electronics, Inc.



By: /s/ Robert F. Subia                         By:
    -----------------------------                   --------------------------
     Name: Robert F. Subia                          Name:
     Title: President & CEO                         Title:

            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



LANDLORD:                                       TENANT:

Micron Custom Manufacturing Services, Inc.      Micron Electronics, Inc.



By:                                             By: /s/ [Illegible]
    -----------------------------                   --------------------------
     Name:                                          Name:
     Title:                                         Title:


                                      -3-